                                                                   EXHIBIT 10.29


                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


          THIS FIRST AMENDMENT to that certain Employment Agreement ("Original Agreement") dated as of April 29, 1997 by and among College Television Network, Inc. f/k/a UC Television Network Corp., a Delaware corporation (the "Company"), U-C Holdings, L.L.C., a Delaware limited liability company ("Holdings") and Jason Elkin ("Executive"); is made as of the 1st day of May, 1999 between the Company and Executive.

                              W I T N E S S E T H:

   WHEREAS, the Company desires to change the compensation of Executive and Executive is willing to make such change, in accordance with the terms and conditions set forth herein.

   NOW THEREFORE, in consideration for ten dollars ($10.00) in hand paid by the Company to Executive and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereto hereby agrees as follows:

   1. All defined terms in the Original Agreement shall have the same meaning herein unless the context requires otherwise or unless redefined herein.

   2. Section 4(a) of the Original Agreement is amended by deleting the first sentence in its entirety and replacing it with the following:

          "During the Employment Period, effective as of May 1, 1999, Executive's base salary shall be Five Hundred Thirteen Thousand and No/100 Dollars ($513,000.00) per annum or such higher rate as the Board may designate from time to time (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices. The Base Salary shall be increased on an annual basis by at least ten percent (10%) over the Base Salary paid to Executive during the pervious year of the Employment Period, to be increased on each anniversary date of this Agreement."


   3. Subsequent to Section 4(d) of the Original Agreement the following shall be inserted:

          "(e) Executive will be granted options to purchase 50,000 shares of Common Stock of the Company on the anniversary date of the Employment Period, which is April 28. The options will vest over three years, with immediate vesting upon a Sale of the Company. The grant of such options is subject to the approval of the Board."


   4. Except as specifically amended herein, the Original Agreement shall remain unchanged and unamended hereby.

   IN WITNESS WHEREAS, the parties have executed this Agreement as of the date first above written.

                                COLLEGE TELEVISION NETWORK, INC.

                                By: /s/  Patrick Doran
                                    -----------------------------
                                Its:     Chief Financial Officer
                                     ----------------------------

                                U-C HOLDINGS, L.L.C.

                                By: /s/  Daniel M. Gill
                                    -----------------------------
                                Its:     General Manager
                                    -----------------------------

                                /s/ Jason Elkin
                                ---------------------------------
                                JASON ELKIN

                                       2